Exhibit 99.1

(NYSE: WAL) Western Alliance Bancorporation Investor Update

Western Alliance Bancorporation: Who We Are �� Commercial banking �� Physical footprints in AZ, CA, and NV with some operations in other states �� $1.88 billion market cap(1) As of 12/31/2013: �� $6.8 billion loans �� $9.3 billion assets �� $7.8 billion deposits �� Pre-Tax Pre-Provision Income, $43.8 million �� Net Income, $29.8 million(2) �� NIM 4.41% �� $7.89 Tangible Book Value/Share $1.9 billion loans 12 offices in NV $1.7 billion in loans offices in AZ 2.3 billion loans 13 offices in CA (1) As of February 3, 2013 (2) Excluding certain non-recurring items $0.9 billion loans in other states Page 2 As of February 4, 2013

Loan, Deposit, and Asset Growth Since IPO Loan Growth $5.3 Billion CAGR of 20.0% Deposit Growth $5.7 Billion CAGR of 16.2% Asset Growth $6.7 Billion CAGR of 16.1% $1,453 $6,801 $2,190 $7,838 $2,621 $9,307 6/30/2005 12/31/2013 6/30/2005 12/31/2013 6/30/2005 12/31/2013 Page 3

Consolidated Balance Sheet $ in millions * Net of tax o Total assets increased 22.2%, or $1.7 billion, year over year o Allowance for Credit Losses rose modestly from $95 million to $100 million, as loans grew 19.1% o Tangible Common Equity increased 16.4%, or $97 million o Tangible Book Value/Share increased $1.05/share to $7.89 Year Over Year Highlights Q4‐13 Q3 ‐ 13 Q4‐12 Investments & Cash 1,995 $ 1,880 $ 1,441 $ Total Loans 6,801 6,516 5,709 Allowance for Credit Losses (100) (98) (95) Other Assets 611 623 568 Total Assets 9,307 $ 8,921 $ 7,623 $ Deposits 7,838 $ 7,275 $ 6,455 $ Other Liabilities 614 820 408 Total Liabilities 8,452 $ 8,095 $ 6,863 $ Shareholders' Equity 855 826 760 Total Liabilities and Equity 9,307 $ 8,921 $ 7,623 $ Tangible Common Equity* 688 $ 659 $ 591 $ Tangible Common Equity Ratio 7.4% 7.4% 7.8% Tangible Book Value/Share 7.89 $ 7.57 $ 6.84 $ EOP Shares outstanding (mils) 87.2 87.1 86.5 Page 4

Consolidated Financial Results

$ in millions except EPS

	Q4-13	Q3 - 13	Q4-12
Net Interest Income	$ 90.0	$ 84.6	$ 77.5
Operating Non Interest Income	5.2	5.8	5.1
Total Revenue	**$ 95.2**	**$ 90.4**	**$ 82.5**
Operating Expenses	(51.4)	(48.3)	(45.8)
Pre-Tax, Pre-Provision Income	**$ 43.8**	**$ 42.1**	**$ 36.8**
Provision for Credit Losses	(4.3)	0.0	(11.5)
Gain/(Loss) on Repossessed Assets	2.2	(0.4)	(0.5)
Debt Valuation Adjustments and Securities Gains/Losses	(2.3)	(1.7)	1.4
Bargain Purchase Gain	0.0	0.0	17.6
Net Loss on Extinguishment of Debt	(1.4)	0.0	0.0
Merger/Restructure Expenses	(1.9)	(1.0)	(2.7)
Amortization of Affordable Housing and Other Items	(1.7)	(1.5)	0.3
Pre-Tax Income	**$ 34.4**	**$ 37.5**	**$ 41.4**
Income Tax	(2.3)	(9.3)	(7.5)
Discontinued Operations	(0.7)	0.0	(1.8)
Net Income	**$ 31.4**	**$ 28.2**	**$ 32.1**
Preferred Dividend	(0.4)	(0.4)	(0.4)
Net Income Available to Common	**$ 31.0**	**$ 27.8**	**$ 31.7**
Earnings Per Share	**$ 0.36**	**$ 0.32**	**$ 0.37**
Net Income AFter Adjusting for Non-Recurring Items	**$ 29.8**	**$ 28.2**	**$ 18.9**
EPS After Adjusting for Non-Recurring Items	**$0.34**	**$0.32**	**$ 0.22**

Year Over Year Highlights

- Debt valuation loss and securities gains/losses are due to market appreciation on outstanding trust preferred securities
- Net loss on extinguishment of debt due to repurchase of $10.1 million of senior notes
- Q4 2014 Income tax expense decreased as a result of increased deductibility of credit losses from Western Liberty

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EPS Walkforward: Reported to Operating EPS Components of Changes in Earnings Per Share $0.02 ($0.02) ($0.04) $0.01 $0.01 $0.36 Q4 2013 Operating EPS Net Gain on Repossessed Assets Tax Reduction from WLBC Q4 2013 Reported EPS Debt Valuation Loss and Securities Gains Merger/Restructure Expenses $0.34 Net Loss on Extinguishment of Debt Page 6

Financial Performance: 2012 – 2013 $ in millions $134.0 $161.1 $100 $125 $150 $175 2012 2013 $290.3 $332.9 $200 $250 $300 $350 2012 2013 $178.4 $192.9 $150 $175 $200 $225 2012 2013 Net Interest Income Pre Tax Pre Provision Income Operating Expense Note: NIM reported on tax equivalent basis; Operating Expenses exclude goodwill impairment, merger-related expenses and gains/losses on sale of repossessed assets; Pre Tax Pre Provision Income excludes securities and good will impairment, mark to market gains and losses, gains/losses on sales of investment securities and repossessed assets, and merger related gains and expenses $72.8 $114.5 $0 $30 $60 $90 $120 $150 2012 2013 1.01% 12.37% 1.35% 16.67% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% ROA ROTCE 2012 2013 Net Income Net Charge Offs and Non Performing Assets Return on Assets and Tangible Common Equity 0.99% 2.39% 1.53% 0.0% 1.0% 2.0% 3.0% NCO NPA 2012 2013 0.14% Page 7

$1,948 $2,085 $2,174 $2,235 $2,478 $1,397 $1,414 $1,550 $1,551 $1,562 $1,499 $1,532 $1,833 $1,856 $1,832 $471 $443 $438 $414 $393 $394 $381 $417 $460 Q4-12 Q1-13 Q2-13 Q3-13 Q4-13 Loan Growth and Portfolio Composition $ in millions $1.09 Billion Year Over Year Growth Commercial Industrial CRE, Owner Occupied CRE, Non-Owner Occupied Construction Land Residential And Consumer Year Over Year Highlights $5,709 $5,855 $6,412 $6,516 $6,801 Growth +146 +557 +104 +285 $536 o Total loans increased over 19% year over year , led by C&I (27%) and CRE Non‐Owner Occupied (22%) o Construction & Land loans are now 8% of the portfolio o As planned, the Residential portfolio continues to run off Page 8

Loan Commitments and Utilization Rates

$ in millions

Construction Loans



$1,000
$900
$800
$700
$600
$500
$400
$300
80.0%
70.0%
60.0%
50.0%
40.0%
72.4%
73.2%
69.9%
69.9%
65.5%
63.9%
61.4%
59.4%
$481
$492
$543
$564
$582
$651
$749
$905
Q1-12 Q2-12 Q3-12 Q4-12 Q1-13 Q2-13 Q3-13 Q4-13

CRE, Investor



$2,000
$1,800
$1,600
$1,400
$1,200
$1,000
100.0%
98.0%
96.0%
94.0%
92.0%
90.0%
95.8%
95.4%
95.9%
95.2%
93.7%
93.2%
93.1%
92.0%
$1,268
$1,313
$1,296
$1,401
$1,457
$1,724
$1,743
$1,790
Q1-12 Q2-12 Q3-12 Q4-12 Q1-13 Q2-13 Q3-13 Q4-13

Page 9

Deposit Growth and Composition $1.38 Billion Year Over Year Growth Savings & MMDA NOW CDs Non-Int Bearing DDA $1,933 $1,930 $1,920 $1,972 $2,200 $2,574 $2,827 $2,945 $3,050 $3,310 $582 $620 $631 $674 $710 $1,366 $1,358 $1,505 $1,579 $1,618 Q4-12 Q1-13 Q2-13 Q3-13 Q4-13 $6,455 $6,735 $7,001 $7,275 $7,838 Growth +280 +266 +274 +563 Year Over Year Highlights o Deposits up 21% year over year o Most growth generated in Savings & MMDA (29%) o DDA up 14% year over year Page 10

1.0% 7.5% 17.6% WAL 83% 21.7% WAL 93% 82.4% WAL 84% 18.1% Quartile Quartile Quartile Quartile (1.4%) Loan Growth Deposit Growth Net Income Growth 0.9% 4.9% 15.5% (3.6%) (15.4%) 4.6% 23.0% 61.0% (42.5%) 1.2% 7.8% 17.7% 1.0% 5.5% 15.7% (11.1%) 5.5% 26.3% 38.6% 33.3% 90% 75% 50% 25% 10% Key Metric Performance vs. Competitors 3Q 2012 – 3Q 2013* * Bank Holding Companies with $5 - $15 billion in assets Page 11 1st 2nd 3rd 4th

$5.7 $5.9 $6.4 $6.5 $6.8 5.60% 5.42% 5.40% 5.44% 5.48% Q4-12 Q1-13 Q2-13 Q3-13 Q4-13 $205 $422 $249 $381 $307 Q4-12 Q1-13 Q2-13 Q3-13 Q4-13 $1.2 $1.3 $1.3 $1.4 $1.7 3.25% 3.21% 2.92% 3.01% 3.11% Q4-12 Q1-13 Q2-13 Q3-13 Q4-13 $4.5 $4.8 $5.1 $5.3 $5.6 0.35% 0.32% 0.32% 0.33% 0.33% Q4-12 Q1-13 Q2-13 Q3-13 Q4-13 Net Interest Drivers Cash and Due from Banks Loans and Yield Total Investments and Yield Interest Bearing Deposits and Cost $ in millions $ in millions Page 12

$77.5 $76.2 $82.2 $84.6 $90.0 4.55% 4.36% 4.36% 4.41% 4.44% 4.0% 4.2% 4.4% 4.6% 4.8% 5.0% 5.2% $65 $70 $75 $80 $85 $90 $95 Q4-12 Q1-13 Q2-13 Q3-13 Q4-13 Net Interest Income and NIM Operating Expense and Efficiency Ratio Pre Provision Income/ROA Net Income and ROA $45.8 $46.2 $47.0 $48.3 $51.4 53.5% 54.6% 52.2% 51.6% 51.9% 40% 45% 50% 55% 60% $35 $40 $45 $50 $55 Q4-12 Q1-13 Q2-13 Q3-13 Q4-13 $36.8 $35.1 $40.1 $42.1 $43.8 1.93% 1.81% 1.92% 1.94% 1.92% 1.5% 2.0% 2.5% 3.0% $20 $25 $30 $35 $40 $45 $50 Q4-12 Q1-13 Q2-13 Q3-13 Q4-13 $17.3 $21.0 $27.7 $28.2 $29.8 0.84% 1.08% 1.23% 1.30% 1.30% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% $0 $5 $10 $15 $20 $25 $30 $35 Q4-12 Q1-13 Q2-13 Q3-13 Q4-13 Net Income Drivers $ in millions Page 13

Weighted Average Risk Grades: Portfolio vs. Originations 4.18 4.16 4.12 4.14 4.13 4.10 3.55 3.89 3.72 3.90 3.84 3.76 3.2 3.4 3.6 3.8 4.0 4.2 4.4 4.6 4.8 Q3-12 Q4-12 Q1-13 Q2-13 Q3-13 Q4-13 Total Portfolio Originations Page 14 Loan Grade Weighted Average Risk Grades Q3 12 – Q4 13

$74 $74 $68 $67 $56 $105 $94 $81 $75 $74 $97 $84 $71 $78 $79 $98 $122 $115 $103 $93 Q4‐12 Q1‐13 Q2‐13 Q3‐13 Q4‐13 Adversely Graded Loans and Non-Performing Assets Q4‐12 Q1‐13 Q2‐13 Q3‐13 Q4‐13 OREO Non-Performing Loans Classified Accruing Loans Special Mention Loans $125 $20 Organic Acquired* Q4 2012 – Q4 2013 NPA’s Adversely Graded Loans * Net of Centennial and Western Liberty credit and rate mark discounts of $49 million $302 $111 Accruing TDRs total $90 million as of 12/31/2013 $374 $374 $335 $323 $98 $110 $ in millions Page 15

13.6 5.4 2.7 (1.5) 2.1 3.2 2.7 3.1 4.8 2.4 Q4-12 Q1-13 Q2-13 Q3-13 Q4-13 $13.5 0.99% 0.38% 0.17% -0.10% 0.13% Q4-12 Q1-13 Q2-13 Q3-13 Q4-13 Affinity Card Mark to Fair Value ($2.6 mil) WAB TPB BON Net Charge-Off Rate $2.7 Net Charge-Offs and Provision Q4 2012 – Q4 2013 Net Charge-Offs and Charge-Off Rate $5.4 Gross Charge Offs, Recoveries, and Net Charge Offs Recoveries Net Charge-Offs 16.7 $8.1 $5.8 $3.3 $4.5 -$1.5 $2.1 Page 16 $ in millions

13.6 5.4 2.7 (1.5) 2.1 3.2 2.7 3.1 4.8 2.4 Q4-12 Q1-13 Q2-13 Q3-13 Q4-13 $13.5 0.99% 0.38% 0.17% -0.10% 0.13% Q4-12 Q1-13 Q2-13 Q3-13 Q4-13 Affinity Card Mark to Fair Value ($2.6 mil) WAB TPB BON Net Charge-Off Rate $2.7 Net Charge-Offs and Provision Q4 2012 – Q4 2013 Net Charge-Offs and Charge-Off Rate $5.4 Gross Charge Offs, Recoveries, and Net Charge Offs Recoveries Net Charge-Offs 16.7 $8.1 $5.8 $3.3 $4.5 -$1.5 $2.1 Page 16 $ in millions Slide 17 Allowance for Credit Losses at 12/31/13 Effect of No Reserve for Acquired Loans Reported Less: Acquired Loans* Adjusted Allowance for Loan Losses 100 $ 100 $ Total Loans 6,801 $ 373 $ 6,428 $ Ratio 1.47% 1.56% Effect of Acquired Loans Booked at Discount Reported Plus: Credit Discount* Adjusted Allowance for Loan Losses 100 $ 28 $ 128 $ Total Loans 6,801 $ 28 $ 6,829 $ Ratio 1.47% 1.87% * Western Liberty and Centennial $ in millions Page 17

Charge-Offs By Vintage and Remaining Balances Remaining Balances by Vintage 2000-2013 Charge-Offs by Vintage 2000-2013 $102 outstanding balances (1.7% of total) $8.5 charge offs (2.1% of total) $379.3 charge offs (94.8% of total) $12.2 charge offs (3.1% of total) $1,397 outstanding balances (23.0% of total) $4,575 outstanding balances (75.3% of total) 2000 – 2003 2004 – 2008 2009 – 2013 $ in millions o 94.8% of charge-offs since 2000 were in the loans booked in the pre-recession years of 2004 – 2008, which now constitute only 23% of the loan book o 75.3% of loans were booked after 2008 but have contributed only 2.1% of all charge-offs since 2000. Page 18

12.6% 12.6% 12.0% 12.5% 12.6% 8.6% 8.6% 8.3% 8.8% 8.9% 11.3% 11.3% 10.8% 11.2% 11.4% 10.1% 10.1% 9.9% 10.0% 9.8% Q4-12 Q1-13 Q2-13 Q3-13 Q4-13 Total RBC Tier 1 Common Tier 1 RBC Tier 1 Leverage Capital Q4 2012 – Q4 2013 Regulatory Ratios o Capital remains strong while asset growth has been robust due to sustained increases in earnings o Tier 1 Capital rose to $891 million at 12/31/2013 from $768 million one year ago o Basel III metrics all exceed “well-capitalized” requirements Basel III (2015) Estimated Capital Tangible Common Equity, net of tax 688 Cumulative OCI Related to AFS and other 14 Basel I Tier 1 Common Equity 702 Disallowed FV TRUPS adjustment and DTA (19) Basel III Tier 1 Common Equity 683 Basel I Risk Based Assets 7,839 Basel III Risk Based Assets 7,923 Basel I Total Tier 1 Capital 891 DTAs and Investments in Other Financial Companies (14) Basel III Total Tier 1 Capital 878 Basel III Total Risk Based Capital 977 Basel III Total RBC 12.3% Basel III Tier 1 RBC 11.1% Basel III Tier 1 Leverage 9.7% Basel III Tier 1 Common 8.6% Page 19 $ in millions

Tangible Book Value and ROTCE Q4 2012- Q4 2013 $6.84 $7.04 $7.26 $7.57 $7.89 12.8% 13.9% 16.5% 17.1% 17.3% 8.0% 13.0% 18.0% 23.0% 28.0% $4.00 $6.00 $8.00 Q4-12 Q1-13 Q2-13 Q3-13 Q4-13 TBV/Share ROTCE * * * * After adjusting for bank acquisitions and other non-recurring items Page 20

Forward-Looking Statements This presentation contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding guidance or expectations relating to balance sheet growth, interest margin, operating efficiency, asset quality, and regulatory capital. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular. Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this presentation to reflect new information, future events or otherwise. Page 21